UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
IDLEAIRE TECHNOLOGIES CORPORATION
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which investment applies:

	(2)	Aggregate number of securities to which investment applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IDLEAIRE TECHNOLOGIES CORPORATION
410 N. Cedar Bluff Road
Suite 200
Knoxville, TN 37923
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
TO ALL HOLDERS OF COMMON STOCK OF IDLEAIRE TECHNOLOGIES CORPORATION:
     The purpose of this letter is to inform you that stockholders of IdleAire Technologies Corporation, a Delaware corporation (hereinafter referred to as the “Company,” “IdleAire,” “we” or “our”), holding voting rights equivalent to ___% of the outstanding shares of our common stock executed written consents in lieu of a special meeting authorizing the Board of Directors of the Company to take all steps necessary to effect a reverse stock split of our common stock in an exchange ratio of (i) one-for-__, (ii) one-for-___, or (iii) one-for-___ (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement, immediately prior to the closing of a proposed initial public offering of the Company’s common stock (“Closing”). Our Board of Directors approved the proposed Reverse Stock Split on October __, 2007, but our Board of Directors has not yet determined whether to implement it or which exchange ratio to implement at Closing.
     The accompanying Information Statement, which describes the Reverse Stock Split in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consents that we have received constitute the only stockholder approval required for the Reverse Stock Split under the Delaware Corporation Law and our articles of incorporation and bylaws. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     The accompanying Information Statement is for information purposes only. Please read it carefully.
     This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail this Information Statement to stockholders on or about October ___, 2007.

October_, 2007	By Order of the Board of Directors of IdleAire Technologies Corporation
/s/ Michael C. Crabtree
Michael C. Crabtree
President and Chief Executive Officer

IDLEAIRE TECHNOLOGIES CORPORATION
410 N. Cedar Bluff Road
Suite 200
Knoxville, TN 37923
INFORMATION STATEMENT
October ___, 2007
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
     This information statement is being mailed on or about October ___, 2007 to the stockholders of record of IdleAire Technologies Corporation at the close of business on September 30, 2007 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law.
     This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $0.001 per share, have executed written consents in lieu of a special meeting authorizing the Board of Directors of the Company to take all steps necessary to effect a reverse stock split of our common stock in an exchange ratio of (i) one-for-___, (ii) one-for-___, or (iii) one-for-___ (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement, immediately prior to the closing of a proposed initial public offering of common stock (“Closing”). Our Board of Directors approved the proposed Reverse Stock Split on October __, 2007, but our Board of Directors has not yet determined whether to implement it or which exchange ratio to implement at Closing. If our Board of Directors elects to effect the Reverse Stock Split, it will set the ratio for the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time of the closing of the contemplated initial public offering of common stock, and a Certificate of Amendment (the “Reverse Stock Split Amendment”) substantially the same as attached in Annex A will be filed with the Delaware Secretary of State. Additional information regarding the Reverse Stock Split is set forth below under “Approval Granting Our Board of Directors with the Authority to Effect the Reverse Stock Split.”
     As of the close of business on the Record Date, we had 200,000,000 shares of common stock authorized, of which 49,480,947 shares were outstanding, and 78,000,000 shares of preferred stock authorized, of which there were 34,211,254 shares outstanding. Each outstanding share of common stock is entitled to one vote per share. Holders of preferred stock are not entitled to vote on the Reverse Stock Split.
     The approval of our class of common stock is required for us to effect the Reverse Stock Split. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. Because holders representing approximately ___% of the voting power of our common stock signed written consents in favor of the Reverse Stock Split, the Board of Directors is authorized, at its discretion, to take all steps necessary to effect the Reverse Stock Split and the Reverse Stock Split Amendment.
     We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it.
     Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	4
DISSENTERS’ RIGHT OF APPRAISAL	4
APPROVAL GRANTING OUR BOARD OF DIRECTORS WITH THE AUTHORITY TO EFFECT THE REVERSE STOCK SPLIT	4
BOARD OF DIRECTORS’ RECOMMENDATION	7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
FORWARD-LOOKING STATEMENTS	8
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF FINANCIAL INFORMATION	9

VOTING SECURITIES
     As of the close of business on September 30, 2007, the Record Date, we had 200,000,000 shares of common stock authorized, of which 49,480,947 shares were outstanding, and 78,000,000 shares of preferred stock authorized, of which there were 34,211,254 shares outstanding. Holders of preferred stock are not entitled to vote on the Reverse Stock Split.
DISSENTERS’ RIGHT OF APPRAISAL
     Under Delaware law and our organizational documents, stockholders have no right to claim dissenters’ rights to the Reverse Stock Split and are not entitled to appraisal of or payment for their shares of our stock which would be provided for if dissenters’ rights were available.
APPROVAL GRANTING OUR BOARD OF DIRECTORS
WITH THE AUTHORITY TO EFFECT THE REVERSE STOCK SPLIT
Reasons for the Reverse Stock Split
     On September 18, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on a Form S-1 registering an initial public offering of the Company’s common stock. As of the close of business on September 30, 2007, the Record Date, we had 200,000,000 shares of common stock authorized, of which 49,480,947 shares were outstanding, and 78,000,000 shares of preferred stock authorized, of which there were 34,211,254 shares outstanding. To ensure that the Company can have an initial offering per share price of our common stock at a desirable level, the Board considered it necessary to effect a reverse stock split of our common stock to reduce the number of outstanding shares of our common stock. After consultation with investment bankers and advisors, the Board approved a reverse stock split of our common stock in an exchange ratio of (i) one-for-___, (ii) one-for-___, or (iii) one-for-___ (the “Reverse Stock Split”) in connection with the closing of the contemplated initial public offering of common stock (“Closing”). As of October ___, 2007, stockholders holding a majority of the voting power of common stock consented to resolutions authorizing our Board of Directors to effect the Reverse Stock Split of our outstanding common stock, with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement, immediately prior to Closing.
     The approval becomes effective twenty (20) days after the mailing of this Information Statement.  Upon this approval becoming effective, our Board of Directors will be authorized to implement the Reverse Stock Split immediately prior to Closing at the exchange ratio determined by the Board, or to abandon the Reverse Stock Split. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time of the closing of the contemplated initial public offering of common stock. We believe that approval of this discretion to the Board provides the Board with maximum flexibility to react to prevailing market conditions and to therefore act in the best interests of the Company and our stockholders. Our Board of Directors believes that the Reverse Stock Split is in the best interests of our company and its stockholders and has unanimously approved the Reverse Stock Split on October ___, 2007, but our Board of Directors has not yet determined whether to implement it or which exchange ratio to implement. The Reverse Stock Split will not be effective unless and until there is a closing of the initial public offering of the common stock.
Procedure for Effecting Reverse Stock Split
     The Company will file a Certificate of Amendment (the “Reverse Stock Split Amendment”) to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware immediately prior to closing of the contemplated initial public offering of the Company’s common stock. The Reverse Stock Split will then become effective on the date of filing the Reverse Stock Split Amendment, which is referred to as the “Effective Date.”
Effect on Authorized and Outstanding Shares
     Upon the filing of the Reverse Stock Split Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the Reverse Stock Split Amendment based on a Reverse Stock Split ratio of (i) one-for-___, (ii) one-for-___, or (iii) one-for-___.
     With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common stock prior and subsequent to the Reverse Stock Split would remain the same. We do not anticipate that our financial condition or any aspect of our current business would materially change as a result of the Reverse Stock Split.

     The Reverse Stock Split would affect all of our holders of common stock uniformly and would not affect any stockholder’s percentage ownership interests in our Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share which will be treated as described below under “Effect on Fractional Shares”. The common stock issued and outstanding after the Reverse Stock Split would remain fully paid and non-assessable.

     Currently, we are authorized to issue up to a total of 278,000,000 shares of capital stock, consisting of 78,000,000 shares of Preferred Stock and 200,000,000 shares of Common Stock. The Reverse Stock Split Amendment would not change the total authorized number of shares of our capital stock. Immediately following the Reverse Stock Split, the total authorized number of shares of capital stock would remain at 278,000,000, consisting of 78,000,000 shares of Preferred Stock and 200,000,000 shares of Common Stock. The par value of our Common Stock and Preferred Stock would remain unchanged at $0.001 per share.
     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to the SEC’s periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.
Effect on Fractional Shares
     Stockholders will not receive fractional shares as a result of the Reverse Stock Split. No cash payment would be made to reduce or eliminate any fractional share interest either. Instead, any resulting fractional shares shall be rounded up to the nearest whole number, so that a holder of pre-split shares would receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. The result of this “rounding-up” process would increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the Reverse Stock Split.
Effect on Existing Stock Certificates
     Stockholders would not be required to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split (“Old Certificates”) for new certificates representing shares of common stock after the Reverse Stock Split. Please do not send us your stock certificates at this time. Upon receipt of a certificate for post-split Common Sock including a full additional share in lieu of a fractional share, stockholders may return to the Company all Old Certificates or dispose them since all Old Certificates will become null and void.
Certain Factors Associated with the Reverse Stock Split
      • The authority to implement the Reverse Stock Split will become effective twenty (20) calendar days after the mailing of this Information Statement to our stockholders. We will first mail this Information Statement to stockholders on or about October ___, 2007. Upon this approval becoming effective, our Board of Directors will be authorized, in its sole discretion, to implement the Reverse Stock Split at the exchange ratio determined by the Board, or to abandon the Reverse Stock Split. After the authority becomes effective, the Reverse Stock Split Amendment will be effected only upon the Board’s determination that the Reverse Stock Split is then in the best interests of the Company and our stockholders in connection with the closing of the contemplated initial public offering of the Company’s common stock. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Stock Split Amendment, without further action by the stockholders of the Company.
     • The reduced number of shares that would be outstanding immediately after the Reverse Stock Split could adversely affect the liquidity of the Common Stock.
     • Although the proposed Reverse Stock Split would not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, we do not have any plans, proposals or arrangements to issue additional shares of our Common Stock, except with respect to the automatic conversion of outstanding shares of Preferred Stock upon closing of the contemplated initial public offering of Common Stock, and the issuance of shares of common stock upon exercise of outstanding options and warrants.
     • Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Stock Split in response to any effort to accumulate any of our shares or obtain control of our Company, nor are we aware of any such effort. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our Company.
Accounting Matters
     The Reverse Stock Split would not affect the par value of our common stock. As a result, on the Effective Date of the Reverse Stock Split, the stated par value capital on our balance sheet attributable to our common stock would be reduced, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock would be increased because there would be fewer shares of our common stock outstanding.
     We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”
Federal Income Tax Consequences
     The following description of federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Information Statement. The discussion is for general information only and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the Reverse Stock Split.
       We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split would have the federal income tax effects described below:
     The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s tax basis in the post-split shares would equal that stockholder’s tax basis in the pre-split shares. A stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.
     As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our Company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.
     Our Company should not recognize gain or loss as a result of the Reverse Stock Split.

BOARD OF DIRECTORS’ RECOMMENDATION
     As of ___, 2007, our Board of Directors has unanimously approved the proposed Reverse Stock Split, but our Board has not yet determined whether to implement it or which exchange ratio to implement. Our Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the Reverse Stock Split and the Reverse Stock Split Amendment. Because holders representing approximately ___% of our voting power signed written consents in favor of the Reverse Stock Split, the Board is authorized, at its discretion, to take all steps necessary to effect the Reverse Stock Split, with our Board of Directors retaining the discretion of whether to implement the Reverse Stock Split and which exchange ratio to implement, and file the Reverse Stock Split Amendment immediately prior to the closing of a proposed initial public offering of common stock.
     The information contained in this Information Statement constitutes the only notice we will be providing stockholders.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
     Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of September 30, 2007, certain information with respect to the beneficial ownership of our common stock by (i) any person known to us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) our directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, except as described in the footnotes following the table.

Name and address	# of common		% of common
of beneficial owner	stock owned		stock owned

Five percent stockholders:
Randy Massey	8,827,167	(1)	17.8%
3636 Martin Mill Pike
PO Box 9054
Knoxville, TN 37940
A.C. Wilson	6,842,857	(2)	13.8%
680 Reliance Road
Tellico Plains, TN 37385
Goldman Sachs**	9,622,847		16.3%
30 Hudson Street
Jersey City, NJ 07302
Jefferies & Company**	6,770,691		12.0%
Harborside Financial Center
705 Plaza 3
Jersey City, NJ 07311
Bear Stearns Securities Corp.**	7,719,225		13.5%
1 Metrotech Center, 4th Floor
Brooklyn, NY 11201
JP Morgan Chase**	4,773,973		8.8%
14201 Dallas Pkwy STE 12
Dallas, TX 75254

Name and address	# of common		% of common
of beneficial owner	stock owned		stock owned

State Street Bank & Trust**	5,808,620		10.5%
1776 Heritage Drive
North Quincy, MA 02171

Named executive officers and directors:
Michael C. Crabtree	3,204,169	(3)	6.4%
David G. Everhart	6,122,944	(4)	12.4%
J. Thomas Badgett	7,191,139	(5)	14.5%
James H. Price	1,041,515	(6)	2.1%
Paul W. Boyd	365,100		*
Lynn R. Youngs	179,470		*
Lana R. Batts	40,000	(7)	*
Dan H. Felton III	502,489	(8)	1.0%
Lewis Frazer III	15,000		*
Thomas F. McLarty	20,000	(9)	*
Steve Kirkham	193,708	(10)	*
All directors and executive officers as a group	18,875,534		36.4

*	Less than 1%.

**	Amounts include warrants each of which are exercisable into 126.9505 shares of our common stock. Holders of warrants have no voting rights.

(1)	This amount includes warrants which are exercisable into 43,083 shares of our common stock.

(2)	This amount includes warrants which are exercisable into 43,083 shares of our common stock.

(3)	This amount includes 1,141,667 shares of common stock held by Crabtree Ventures, LLC and options exercisable into 785,000 shares of common stock. Mr. Crabtree serves as the Chief Manager of Crabtree Ventures, LLC and is deemed to have the sole voting and dispositive power over the shares held by Crabtree Ventures, LLC.

(4)	This amount includes 783,332 shares of common stock held by IdleAire Associates Limited Partnership of which Mr. Everhart is the General Partner and warrants which are excercisable into 43,083 shares of our common stock.

(5)	This amount includes warrants which are excercisable into 43,083 shares of our common stock.

(6)	This amount includes options exercisable into 315,000 shares of common stock.

(7)	This amount includes warrants which are excercisable into 20,000 shares of common stock as well as 20,000 shares of restricted stock Or warrants which are exercisable into 20,000 shares of our common stock granted through our Director Compensation Policy.

(8)	This amount includes (i) 482,489 shares held by 1989 Dan H. Felton III Trust of which Mr. Felton has the voting and dispositive power over the shares and (ii) 20,000 shares of restricted stock or warrants which are exercisable into 20,000 shares of our common stock granted through our Director Compensation Policy.

(9)	This amount includes 20,000 shares of restricted stock or warrants which are exercisable into 20,000 shares of our common stock granted through our Director Compensation Policy.

(10)	This amount includes 20,000 shares of restricted stock or warrants which are exercisable into 20,000 shares of our common stock granted through our Director Compensation Policy.
FORWARD-LOOKING STATEMENTS
     This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-

looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our common stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
INCORPORATION OF FINANCIAL INFORMATION
We “incorporate by reference” into this Information Statement the information in certain documents we file periodically with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, and our quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2007. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
410 N. Cedar Bluff Road
Suite 200
Knoxville, TN 37923
Telephone (865) 437-3620
Facsimile (865) 437-2633

Annex A
FOURTH CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IDLEAIRE TECHNOLOGIES CORPORATION
     IDLEAIRE TECHNOLOGIES CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that:
     FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous written consent in lieu of a meeting of the Board of Directors, adopted a resolution amending the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that, pursuant to Sections 242(a)(3) and (b)(1) of the DGCL, the Board of Directors hereby approves and declares advisable the Certificate of Amendment to effect a reverse stock split, and the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by adding Article 4.2.1 as follows:
     “4.2.1 Reverse Stock Split
Immediately prior to the closing of an initial public offering of the Corporation’s common stock and simultaneously with the effective date of this Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Date”), all issued and outstanding shares of the Corporation’s common stock (“Existing Common Stock”) shall be, and hereby are, automatically combined and reclassified (the “Reverse Stock Split”) as follows: ___shares of Existing Common Stock shall be combined and reclassified as ___shares of issued and outstanding common stock (“New Common Stock”). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of holders thereof to receive New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article 4.2.1 shall mean Common Stock as provided in the Amended and Restated Certificate of Incorporation. In the event that the conversion price applicable to any class of preferred stock of the Corporation has been duly adjusted to reflect the Reverse Stock Split, this provision will have no further effect on the shares of common stock issued upon any subsequent conversion of a share of such class of preferred stock. The total Authorized Shares pursuant to the provisions of Article 4.1 above shall remain unchanged.”
     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the stockholders of the Corporation, pursuant to a written consent in lieu of a special meeting of the stockholders of the Corporation, approved the amendment by consent of the majority of the holders of stock eligible to vote on the amendment.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by James H. Price, Esq., Senior Vice President and General Counsel of the Company, this ___day of November, 2007.

IDLEAIRE TECHNOLOGIES CORPORATION, a Delaware corporation
By:
James H. Price
Senior Vice President and General Counsel